Exhibit 10.15.5

EXECUTION

AMENDMENT NO. 5

TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Amendment No. 5 to Amended and Restated Master Repurchase Agreement (the “Amendment”), dated as of December 6, 2018, between UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (the “Buyer”) and QUICKEN LOANS INC. (the “Seller”).

RECITALS

The Buyer and Seller are parties to that certain (a) Amended and Restated Master Repurchase Agreement, dated as of April 10, 2015 (as amended by Amendment No. 1, dated as of June 24, 2015, Amendment No. 2, dated as of January 29, 2016, Amendment No. 3, dated as of October 6, 2016, and Amendment No. 4, dated as of April 14, 2017, the “Existing Repurchase Agreement”; and as further amended by this Amendment, the “Repurchase Agreement”) and (b) Pricing Letter, dated as of April 10, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Pricing Letter”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement or Pricing Letter, as applicable.

The Buyer and Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, the Buyer and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1.    Applicability. Section 1 of the Existing Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

SECTION 1. APPLICABILITY

From time to time the parties hereto may enter into transactions in which the Seller agrees to transfer to Buyer Mortgage Loans on a servicing released basis against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to the Seller such Mortgage Loans on a servicing released basis on the Repurchase Date, against the transfer of funds by such Seller. Each such transaction shall be referred to herein as a “Transaction” and shall be governed by this Agreement (including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder), unless otherwise agreed in writing. This Agreement does not constitute a commitment by Buyer to enter into Transactions with Seller but rather sets forth the procedures to be used in connection with periodic requests for Buyer to enter into Transactions with Seller, provided, however, that once a Transaction has been entered into by Seller and Buyer, the Purchased Mortgage Loans subject to that Transaction shall be allotted their respective Aging Limit under this Agreement irrespective of Buyer’s decision to no longer enter into future Transactions. Seller hereby acknowledges that Buyer is under no obligation to agree to enter into, or to enter into, any Transaction pursuant to this Agreement. Any commitment to enter into Transactions shall be set forth in the Pricing Letter, and shall be subject to satisfaction of all terms and conditions of this Agreement.

The Pricing Letter is one of the Program Documents as defined below. The Pricing Letter is incorporated by reference into this Agreement and Seller Party and Buyer agree to adhere to all terms, conditions and requirements of the Pricing Letter as incorporated herein. In the event of a conflict or inconsistency between this Agreement and the Pricing Letter, the terms of the Pricing Letter shall govern.

SECTION 2.    Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by adding the following definitions in their proper alphabetical order:

“Ginnie Mae Modified Loan” shall mean a FHA Loan, VA Loan or RD Loan that (i) is modified in accordance with the Ginnie Mae guide, (ii) conforms to the requirements of Ginnie Mae for securitization; and (iii) is not a Wet Loan.

“HomeReady Mortgage Loan” shall mean a Mortgage Loan that is originated in compliance with Fannie Mae’s HomeReady mortgage loan program (as such program is amended, supplemented or otherwise modified, from time to time).

“HomeReady Renovation Mortgage Loan” shall mean a Mortgage Loan that is originated in compliance with Fannie Mae’s HomeReady mortgage loan program (as such program is amended, supplemented or otherwise modified, from time to time).

“HomeStyle Renovation Mortgage Loan” shall mean a Mortgage Loan that is originated in compliance with Fannie Mae’s HomeStyle Renovation mortgage loan program (as such program is amended, supplemented or otherwise modified, from time to time).

“Modification Agreement” shall mean, with respect to a Ginnie Mae Modified Loan, the agreement that modifies the terms of the Mortgage Loan in accordance with the Ginnie Mae guide.

“RD Loan” shall mean a Mortgage Loan which is the subject of a RD Loan Guaranty Agreement as evidenced by a loan guaranty.

“RD Loan Guaranty Agreement” shall mean the agreement evidencing the contractual obligation of the RD respecting the guaranty of an RD Loan.

“VA Loan” shall mean a Mortgage Loan which is the subject of a VA Loan Guaranty Agreement as evidenced by a loan guaranty certificate.

“VA Loan Guaranty Agreement” shall mean the agreement evidencing the contractual obligation of the VA respecting the guaranty of a VA Loan.

SECTION 3.    Initiation; Termination. Section 3 of the Existing Repurchase Agreement is hereby amended by deleting subsection (e) in its entirety and replacing it with the following:

(e) Request for Temporary Increase. Seller Party may request a temporary increase of the Maximum Aggregate Purchase Price (a “Temporary Increase”) by submitting to Buyer an executed Temporary Increase Request, setting forth the requested increased Maximum Aggregate Purchase Price (such increased amount, the “Temporary Maximum Aggregate Purchase Price”) and the effective date and expiration date of such Temporary Increase, which such Temporary Increase Request shall become effective upon receipt by Buyer. At any time that a Temporary Increase is in effect, the Maximum Aggregate Purchase Price shall equal the Temporary Maximum Aggregate Purchase Price and the Maximum Aggregate Purchase Price shall increase to the amount set forth in the Temporary Increase Request for all purposes of this Agreement and all calculations and provisions relating to the Maximum Aggregate Purchase Price shall refer to the Temporary Maximum Aggregate Purchase Price. Upon the termination of a Temporary Increase, Seller shall repurchase Purchased Mortgage Loans, if necessary, in order to reduce the aggregate outstanding Purchase Price of all Transactions to the Maximum Aggregate Purchase Price (as reduced by the termination of such Temporary Increase). Notwithstanding any Temporary Increase, Buyer shall have no obligation to enter into any Transactions.

SECTION 4. Due Diligence. Section 17 of the Existing Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

SECTION 17. DUE DILIGENCE

Seller Party acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to the Mortgage Loans, the Seller Party, Settlement Agents, Approved Investors and other parties which may be involved in or related to Transactions (collectively, “Third Party Transaction Parties”), from time to time, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and the Seller Party agrees that upon reasonable (but not less than three (3) Business Days) prior notice to the Seller Party, unless an Event of Default shall have occurred, in which case no notice is required, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Mortgage Files and any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession or under the control of Seller Party. The Seller Party will use commercially reasonable efforts to cause Third Party Transaction Parties to cooperate with any due diligence requests of Buyer. Provided that no Event of Default has occurred and is continuing, Buyer agrees that it shall exercise best efforts, in the conduct of any such due diligence, to minimize any disruption to Seller’s normal course of business. The Seller Party shall also make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Mortgage Loans and, once Seller Party and Buyer establish mutually agreeable procedures for the handling and use by Buyer of Seller’s confidential beneficial ownership information, Seller Party shall ensure that Buyer has sufficient information relating to Seller’s beneficial ownership for purposes of Buyer’s compliance with 31 C.F.R. § 1010.230. Without limiting the generality of the foregoing, Seller acknowledges that Buyer may purchase Mortgage Loans from Seller based solely upon the information provided by Seller to Buyer in the Mortgage Loan Schedule and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans purchased in a Transaction, including, without limitation, ordering broker’s price opinions, new credit reports and new appraisals on the related

Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loan. Buyer may underwrite such Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Seller agrees to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with reasonable access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of the Seller. Seller Party further agrees to pay all out-of-pocket costs and expenses incurred by Buyer in connection with Buyer’s activities pursuant to this Section 17 (the “Due Diligence Costs”); provided that Seller shall not be responsible for Due Diligence Costs in excess of the Due Diligence Cap; provided, however, that the Due Diligence Cap shall not apply upon the occurrence of a Default or Event of Default.

SECTION 5.       Notices and Other Communications.  Section 24 of the Existing Repurchase Agreement is hereby amended by deleting Buyer’s notice information in its entirety and replacing it with the following:

If to Buyer:          UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York

1285 Avenue of the Americas New York,
NY 10019 Attention: Gary Timmerman
Telephone: (212) 649-8156

Facsimile: (212) 713-9640

Email: Gary.Timmerman@ubs.com

With a copy to:

Chad Eisenberger

Executive Director & Counsel

UBS Business Solutions LLC

1285 Avenue of the Americas

New York, NY 10019

Telephone: (212) 821-4885

Email: Chad.Eisenberger@ubs.com

And:

OL-SGMF-Business@ubs.com

SECTION 6.      General Interpretive Principles. Section 36 of the Existing Repurchase Agreement is hereby amended by deleting the reference to Section 1-201(19) and replacing it with a reference to Section 201(b)(20).

SECTION 7.       Representations and Warranties. Schedule 1 to the Existing Repurchase Agreement is hereby amended by:

7.1          deleting paragraphs (b), (c), (e), (f), (g), (h ), (j), (n), (s), (v), (cc), (jj) and (eee) in their entirety and replacing them with the following:

(b)           Payments Current. No  payment required under the Mortgage Loan is thirty (30) days or more delinquent nor has any payment under the Mortgage Loan (other than a Ginnie Mae Modified Loan) been thirty (30) days or more delinquent at any time since the origination of the Mortgage Loan; and, if the Mortgage Loan is a Co-op Loan, no foreclosure action or private or public sale under the Uniform Commercial Code has ever to the knowledge of Seller, been threatened or commenced with respect to the Co-op Loan.

(c)           Origination Date. Unless otherwise extended by Buyer and other than with respect to a Ginnie Mae Modified Loan, the initial Purchase Date is no more than (i) with respect to Mortgage Loans, other than Correspondent Mortgage Loans, in non-escrow states, thirty (30) days following the origination date of the Mortgage Note; (ii) with respect to Mortgage Loans, other than Correspondent Mortgage Loans, in escrow states, forty-five (45) days following the origination date of the Mortgage Note and (iii) with respect to Correspondent Mortgage Loans, sixty (60) days following the origination date of the Mortgage Note.

(e)           No Outstanding Charges. Other than with respect to a Ginnie Mae Modified Loan, there are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid or are not delinquent, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Other than with respect to a Ginnie Mae Modified Loan, Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one (1) month the Due Date of the first installment of principal and interest.

(f)            Original Terms Unmodified. Other than with respect to a Ginnie Mae Modified Loan, the terms of the Mortgage Note (and the Proprietary Lease, the Assignment of Proprietary Lease and Stock Power with respect to each Co-op Loan) and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of Buyer, and which has been delivered to the Custodian or to such other Person as Buyer shall designate in writing, and the terms of which are reflected in the Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, if any, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage File delivered to the Custodian or to such other Person as Buyer shall designate in writing and the terms of which are reflected in the Mortgage Loan Schedule. Each Ginnie Mae Modified Loan has been modified in accordance with the Ginnie Mae guide.

(g)           No Defenses. The Mortgage Loan (and the Assignment of Proprietary Lease related to each Co-op Loan) is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage or with respect to a Ginnie Mae Modified Loan, the terms of the Modification Agreement, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage or with respect to a Ginnie Mae Modified Loan, the Modification Agreement unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated or with respect to a Ginnie Mae Modified Loan, at the time the Modification Agreement was entered into.

(h             Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards covered by extended coverage insurance and such other hazards as are provided for in the applicable Agency, FHA, VA or HUD guidelines, as well as all additional requirements set forth in the Approved Underwriting Guidelines. If required by the National Flood Insurance Act of 1968, as amended, and the Flood Disaster Protection Act of 1973, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the applicable requirements of the current guidelines of the Federal Insurance Administration as in effect which policy conforms to the applicable Agency, FHA, VA or HUD guidelines. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums due and owing thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is in full force and effect. Seller has not engaged in, and has no knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of such policy, including, without limitation, to Seller’s knowledge, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by Seller, in any case, to the extent it would impair coverage under any such policy.

(j)            No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or, other than with respect to a Ginnie Mae Modified Loan, in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or, other than with respect to a Ginnie Mae Modified Loan, in part, nor has any instrument been executed that would affect any such release, cancellation, subordination or rescission other than in the case of a release of a portion of the land comprising a Mortgaged Property or a release of a blanket Mortgage which release will not cause the Mortgage Loan to fail to satisfy the applicable Underwriting Guidelines.  Other than with respect to a Ginnie Mae Modified Loan, Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor.

(n)           Full Disbursement of Proceeds. Except for HECM Loans, the Mortgage Loan has been closed and, except with respect to HomeStyle Renovation Mortgage Loans or HomeReady Renovation Mortgage Loans, the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. With respect to Homestyle Renovation Mortgage Loans and HomeReady Renovation Mortgage Loans, Seller has made all advances and disbursements in accordance with the terms of the Mortgage and/or the terms and conditions of the related mortgage loan program. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid or are in the process of being paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage (excluding refunds that may result from escrow analysis adjustments). All points and fees related to each Mortgage Loan were disclosed in writing to the Mortgagor in accordance in all material respects with applicable state and federal law and regulation. No Mortgagor was charged “points and fees” in an amount that exceeds the applicable limits as specified under 12 CFR 1026.43(e)(3), or any successor rule or regulation, to the extent such section is applicable, and the points and fees were calculated using the calculation required under 12 CFR 1026.32(b), or any successor rule or regulation, to the extent applicable to determine compliance with applicable requirements.

(s)            No Defaults. Other than payments due but not yet thirty (30) days or more delinquent, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither Seller nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration other than with respect to a Ginnie Mae Modified Loan in accordance with the Ginnie Mae Modified guide and the Modification Agreement; and with respect to each Co-op Loan, there is no default in complying with the terms of the Mortgage Note, the Assignment of Proprietary Lease and the Proprietary Lease which would permit acceleration, and all maintenance charges and assessments (including assessments payable in the future installments, which previously became due and owing) have been paid to the extent required by the Fannie Mae Selling Guide, and Seller has the right under the terms of the Mortgage Note, Assignment of Proprietary Lease and Recognition Agreement to pay any maintenance charges or assessments owed by the Mortgagor.

(v)           Origination; Payment Terms. The Mortgage Loan was originated by or in conjunction with a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority. Except for HECM Loans, no Mortgage Loan contains terms or provisions which would result in negative amortization. Monthly Payments on the Mortgage Loan that is not a Ginnie Mae Modified Loan commenced no more than sixty (60) days after funds were disbursed in connection with the Mortgage Loan (unless such Mortgage Loan is a HECM Loan). The mortgage interest rate as well as the lifetime rate cap and the periodic cap, if any, are as set forth on the Mortgage Loan Schedule. Unless otherwise specified and except for HECM Loans, the Mortgage Loan is payable on the first day of each month. There are no Mortgage Loans which contain a provision allowing the Mortgagor to convert the Mortgage Note from an adjustable interest rate Mortgage Note to a fixed interest rate Mortgage Note.

(cc)         Delivery of Mortgage Documents. If the Mortgage Loans is not a Wet Loan, the Mortgage Note, the Mortgage, the Assignment of Mortgage (other than for a MERS Mortgage Loan) and any other documents required to be delivered under the Custodial Agreement for each Mortgage Loan have been delivered to the Custodian including, the Modification Agreement with respect to a Ginnie Mae Modified Loan, except as otherwise provided in the Custodial Agreement. Seller is, or an agent of Seller is, in possession of a complete, true and accurate Mortgage File in compliance with the Custodial Agreement, except for such documents the originals of which have been delivered to the Custodian and except as otherwise provided in the Custodial Agreement.

(jj)           Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or threatened in writing for the total or partial condemnation of the Mortgaged Property. Other than with respect to a Ginnie Mae Modified Loan, the Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair.

(eee)       Recordation. Each original Mortgage was recorded or has been sent for recordation, and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to Buyer) have been recorded or sent for recordation in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Mortgagor, or is in the process of being recorded. With respect to each Ginnie Mae Modified Loan, the related Modification Agreement has been recorded or sent for recordation.

7.2          adding the following paragraphs at the end thereof:

(www)    Ginnie Mae Modified Loan. Each Ginnie Mae Modified Loan (i) was modified in accordance with the Ginnie Mae guide; (ii) with respect to (x) an FHA Loan, is the subject of an FHA Mortgage Insurance Certificate; (y) a VA Loan, is the subject of a VA Loan Guaranty Agreement and (z) a RD Loan, is guaranteed by the RD pursuant to a RD Loan Guaranty Agreement and (iii) conforms to the requirements of Ginnie Mae for securitization.

(xxx)      FHA Loans, VA Loans and RD Loans. With respect to each FHA Loan, VA Loan and RD Loan, as applicable, (i) the FHA Mortgage Insurance Certificate is, or when issued will be, in full force and effect, and to Seller’s knowledge, there exists no circumstance with respect to such FHA Loan that would permit the FHA to deny coverage under such FHA Mortgage Insurance Certificate, the VA Loan Guaranty Agreement is, or when issued will be, in full force and effect, and the RD Loan Guaranty Agreement is, or when issued will be, in full force and effect and (ii) all necessary steps on the part of Seller have been taken to keep such guaranty or insurance valid, binding and enforceable and, to Seller’s knowledge, each is the binding, valid and enforceable obligation of the FHA, the VA or the RD, respectively, without surcharge, set-off or defense.

SECTION 8.     Exhibit A. Exhibit A to the Existing Repurchase Agreement is hereby amended by deleting such exhibit in its entirety and replacing it with Annex A hereto.

SECTION 9.      Conditions Precedent. This Amendment shall become effective as of the date hereof, subject to the satisfaction of the following conditions precedent:

(a)           Buyer shall have received this Amendment, executed and delivered by duly authorized officers of the Buyer and Seller; and

(b)                                 such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 10.    Ratification of Agreement. As amended by this Amendment, the Existing Repurchase Agreement is in all respects ratified and confirmed and the Existing Repurchase Agreement as so modified by this Amendment shall be read, taken, and construed as one and the same instrument.

SECTION 11.    Representations and Warranties. Seller hereby represents and warrants to the Buyer that, giving effect to this Amendment, it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Default or Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 11 of the Repurchase Agreement. Seller hereby represents and warrants that this Amendment has been duly and validly executed and delivered by it, and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 12.    Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 13.    Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 14.    Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. The parties agree that this Amendment, any documents to be delivered pursuant to this Amendment and any notices hereunder may be transmitted between them by email and/or by facsimile. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment. The original documents shall be promptly delivered, if requested.

SECTION 15.    Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 16.  GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE EFFECTIVENESS, VALIDITY AND ENFORCEABILITY OF ELECTRONIC CONTRACTS, OTHER RECORDS, ELECTRONIC RECORDS AND ELECTRONIC SIGNATURES USED IN CONNECTION WITH ANY ELECTRONIC TRANSACTION BETWEEN BUYER AND SELLER SHALL BE GOVERNED BY E-SIGN.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

UBS AG, BY AND THROUGH ITS BRANCH OFFICE AT 1285 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK, as Buyer

By:	/s/ Gary Timmerman
Name: Gary Timmerman
Title: Managing Director

By:	/s/ Ari Lash
Name: Ari Lash
Title: Executive Director

QUICKEN LOANS INC., as Seller

By:	/s/ Julie Booth
Name: Julie Booth
Title: Chief Financial Officer

Signature Page to Amendment No. 5 to Master Repurchase Agreement

Annex A
to the Amendment

EXHIBIT A

FORM OF TEMPORARY INCREASE REQUEST

UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York
1285 Avenue of the Americas

New York, NY 10019
Attention: Gary Timmerman
Telephone: (212) 649-8156
Facsimile: (212) 713-9640

Email: Gary.Timmerman@ubs.com

Re:                            The Amended and Restated Master Repurchase Agreement, dated as of April 10, 2015 (the “Repurchase Agreement”), between UBS AG, BY AND THROUGH  ITS  BRANCH  OFFICE  AT  1285  AVENUE  OF  THE AMERICAS, NEW YORK, NEW YORK (“Buyer”) and QUICKEN LOANS INC. (“Seller”)

Ladies and Gentlemen:

In accordance with Section 3(e) of the Repurchase Agreement, Buyer hereby consents to a Temporary Increase of the Maximum Aggregate Purchase Price as further set forth below:

Amount of Temporary Increase: $                  .

Temporary Maximum Aggregate Purchase Price: $                  .

Effective date:  [                     ]

Expiration date:  [                    ]

On and after the effective date indicated above and until the expiration date indicated above, the Maximum Aggregate Purchase Price shall equal the Temporary Maximum Aggregate Purchase Price, indicated above for all purposes of the Repurchase Agreement and all calculations and provisions relating to the Maximum Aggregate Purchase Price shall refer to the Temporary Maximum Aggregate Purchase Price, including without limitation, Concentration Limits.

Unless otherwise terminated pursuant to the Repurchase Agreement, this Temporary Increase shall terminate on the expiration date indicated above. Upon the termination of this Temporary Increase, Seller shall repurchase Purchased Mortgage Loans such that (i) the aggregate outstanding Purchase Price of all Transactions does not exceed the Maximum Aggregate

Annex A-1

Purchase Price and (ii) the applicable portion of the aggregate outstanding Purchase Price of all Transactions does not exceed any Concentration Limit.

All terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Repurchase Agreement.

QUICKEN LOANS INC., as Seller

By:
Name:
Title:

Agreed and Consented by:

UBS AG, BY AND THROUGH ITS BRANCH OFFICE AT 1285 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK, as Buyer

By:
Name:
Title:

By:
Name:
Title:

Date:

Annex A-2